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Greenville First Bancshares, Inc.
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GREENVILLE FIRST BANCSHARES, INC.
112 Haywood Road
Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

        We cordially invite you to attend the 2005 Annual Meeting of Shareholders of Greenville First Bancshares, Inc., the holding company for Greenville First Bank. At the meeting, we will report on our performance in 2004 and answer your questions. We are excited about our accomplishments in 2004 and look forward to discussing both our accomplishments and our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on May 17, 2005 at the bank’s main office location at 112 Haywood Road, Greenville, South Carolina at 5:30 p.m. for the following purposes:

                    1.     To elect four members to the Board of Directors; and

                     2.     To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on April 1, 2005 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ R. Arthur Seaver, Jr.
R. Arthur Seaver, Jr.
President and Chief Executive Officer

Greenville, South Carolina
April 15, 2005

GREENVILLE FIRST BANCSHARES, INC.
112 Haywood Road
Greenville, South Carolina 29607

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 17, 2005

        Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The Board set April 1, 2005 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 2,647,994 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint R. Arthur Seaver, Jr. and James B. Orders, III as your representatives at the meeting. Mr. Seaver and Mr. Orders will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Seaver and Mr. Orders will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Seaver and Mr. Orders will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-KSB, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 15, 2005.

Proposal No. 1: Election of Directors

        The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2006 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2007 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III

Mark A. Cothran	Leighton M. Cubbage	Andrew B. Cajka
Rudolph G. Johnstone, III, M.D	David G. Ellison	Anne S. Ellefson
Keith J. Marrero	James B. Orders, III	Fred Gilmer, Jr.
R. Arthur Seaver, Jr.	William B. Sturgis	Tecumseh Hooper, Jr.

        Shareholders will elect four nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2008 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Andrew B. Cajka, Anne S. Ellefson, Fred Gilmer, Jr., and Tecumseh Hooper, Jr. as Class III directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Seaver and Mr. Orders will vote your proxy to elect Ms. Ellefson and Messrs. Cajka, Gilmer, and Hooper. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Seaver and Mr. Orders will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. Each of the nominees is also a director of our subsidiary, Greenville First Bank:

        Andrew B. Cajka, 46, Class III director, is the founder and president of Southern Hospitality Group, LLC, a hotel management and development company in Greenville, South Carolina. Prior to starting his own business, Mr. Cajka was a managing member of Hyatt Hotels Corporation from 1986 until 1998. He is a 1982 graduate of Bowling Green State University. Mr. Cajka served on the board of directors for the Greenville Chamber of Commerce and is past president of the downtown area council, as well as past chairman of Greenville Hospital Foundation Board and past chairman of the Children’s Hospital. He currently serves as chairman of the advisory board for St. Joseph’s High School, as secretary and treasurer of the Greenville County Research and Technology Development board, and as a board member for the Metropolitan Arts Council and the BMW Nationwide Tournament advisory board. He is a past chairman of the Greenville Tech Hospitality Board and of the Greenville Convention and Visitors Bureau. Mr. Cajka has served as a board member of the Urban League and Thornblade Board of Governors.

        Anne S. Ellefson, 50, Class III director, is an attorney and shareholder with Haynsworth Sinkler Boyd, P.A., where she has practiced law since 1979. Mrs. Ellefson is a 1976 graduate of the University of South Carolina where she received a bachelor’s degree and a 1979 graduate of the University of South Carolina School of Law. Mrs. Ellefson previously served on advisory boards at both United Carolina Bank and BB&T. She is a past chairman of the Greater Greenville Chamber of Commerce and is currently on the board of United Way of Greenville County.

        Frederick “Fred” Gilmer, Jr., 69, Class III director, is the senior vice president and corporate secretary of our company and our bank. He is a seasoned banker with over 46 years of experience in the financial services industry. Mr. Gilmer was involved with the organization of Southern Bank and Trust Company and has held executive positions with two other banks in the Greenville area. He graduated from the University of Georgia in 1958 and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1970. He is a graduate of Leadership Greenville and presently serves numerous organizations, including the Greenville Rotary Club, the YMCA, the United Way, and the First Presbyterian Church. He is a past board member of Family Children Service, Goodwill Industries, Downtown Area Council, Greenville Little Theater, Greenville Cancer Society, South Carolina Arthritis Foundation, Freedom Weekend Aloft, and the Greenville Chamber of Commerce.

        Tecumseh “Tee” Hooper, Jr., 57, Class III director, is a private investor. He is the current chairman of the South Carolina Department of Transportation. Mr. Hooper is also chairman of the board of FGP International Inc., an executive temporary placement service company. Mr. Hooper is also the chief executive officer of Cass Information Systems, Inc., a publicly held web-based telecom expense management company headquartered in St. Louis, Missouri. He is also a director of Peregrine Energy, Inc., an energy management company. Mr. Hooper was the president of Modern Office Machines/ IKON Office Solutions in Greenville, South Carolina, from 1982 through 2001. Mr. Hooper graduated from The Citadel in 1969 with a degree in business administration, and he received a masters in business administration from the University of South Carolina in 1971. Mr. Hooper is the immediate past president of the Greenville Urban League. Mr. Hooper has served the community as a board member of the Greenville County Development Board Authority, the Greenville Chamber of Commerce, and the board of directors for Camp Greenville, and also as the vice-chairman of communications for the United Way. Mr. Hooper has also served on the board of directors for Leadership Greenville, Leadership South Carolina, and YMCA Metropolitan, and also as chairman of Patriots Point Development Authority.

        Set forth below is also information about each of the company’s other directors and each of its executive officers. Each director is also a director of our subsidiary bank.

        James M. “Jim” Austin, III, 48, is an executive vice president and the chief financial officer of our company and the bank. He has over 26 years of experience in the financial services industry. From 1978 to 1983, Mr. Austin was employed by KPMG Peat Marwick, specializing in bank audits. Mr. Austin was employed from 1983 to 1995 with American Federal Bank as controller and senior vice president responsible for financial accounting and budgeting. From 1995 until 1997, Mr. Austin was the senior vice president and chief financial officer of Regional Management Corporation, a 58-office consumer finance company, where he was responsible for the finance and operations area of the company. From December 1997 until June 1999, he was the director of corporate finance for HomeGold Financial, Inc., a publicly traded sub-prime financial services company. Mr. Austin is a 1978 graduate of the University of South Carolina with degrees in both accounting and finance. He is also a Certified Public Accountant and graduate of the University of Georgia’s Executive Management’s Savings Bank program. In addition, he is a graduate of Leadership Greenville, a year-long program sponsored by the Greenville Chamber of Commerce designed to identify and train the future leaders of the Greenville community. He has served on the community boards of River Place Festival, Junior Achievement, and Pendleton Place, and he is the past president of the Financial Manager’s Society of South Carolina and former board member of the Young Manager’s Division of the Community of Financial Institutions of South Carolina. He is active in the First Presbyterian Church and is past chairman and a current member of the board of directors for the Center for Development Services. Mr. Austin is the past chairman for Intercept’s National User Group board of directors.

        Mark A. Cothran, 47, Class I director, is the president and owner of Cothran Properties, LLC, a real estate development company in Greenville, South Carolina. He has been with Cothran Properties, LLC since 1986. Mr. Cothran received his bachelor’s degree in finance and banking from the University of South Carolina in 1980 and is a licensed real estate broker in the State of South Carolina. He currently serves on the National Business Park Forum of the National Association of Industrial and Office Properties (NAIOP) and is past president of the state chapter of NAIOP. He has served on the board of directors of the Greenville Chamber of Commerce and on the Advisory Board of Greenville National Bank, and the Chamber of Commerce’s Economic Development Board.

        Leighton M. Cubbage, 52, Class II director, has been the chief executive officer of Ionosphere since 2001 and was the co-founder, president, and chief operating officer of Corporate Telemanagement Group in Greenville, South Carolina from 1989 until 1995, when the company was acquired by LCI International. Since 1995, Mr. Cubbage has been a private investor maintaining investment interests in a telecommunications company, a weekly newspaper, car dealerships, and a trucking company. He is a 1977 graduate of Clemson University with a bachelor’s degree in political science. Mr. Cubbage is a former member of the Greenville Technical College Foundation Board, is a member of the Clemson University Entrepreneurial Board, and is chairman of the Greenville Hospital System board of trustees.

        David G. Ellison, 55, Class II director, has been a managing director of Northwestern Mutual Financial Network since 1983. Mr. Ellison is a 1972 graduate of Furman University where he received a bachelor’s degree and a 1976 graduate of the Clemson-Furman University Program where he received a masters in business administration. Mr. Ellison is on the board of trustees of Furman University, where he is a former board chair. He is past president of both the Furman Alumni Association and Furman Paladin Club. He is also on the board of trustees for United Way of Greenville County. He is prior commissioner of the Greenville Housing Authority.

        Frederick “Fred” Gilmer, III, 40, is an executive vice president and the senior lending officer of our bank. He has over 18 years of banking experience. From 1987 until 1999, Mr. Gilmer held various management positions with Wachovia Bank, N.A., including commercial lending, city executive, and vice president in private banking. Mr. Gilmer is a 1986 graduate of Clemson University with a bachelor’s degree in management. He is also a graduate of Leadership Greenville. He has served on the community boards of Bon Secours St. Francis Foundation and the Metro YMCA, and he is the past chairman of Cleveland Street YMCA. Other activities include Greenville Chamber of Commerce, United Way loan executive, Greenville Convention and Visitors Bureau, and Rotary Club of Greenville. He is active at Buncombe Street United Methodist Church, serving in various roles including the Board of Stewards.

        Rudolph G. “Trip” Johnstone, III, M.D., 44, Class I director, is a physician who has practiced with the Cross Creek Asthma, Allergy, and Immunology medical clinic since 1992. He graduated from Washington & Lee University in 1982 with a degree in biology and from the Medical University of South Carolina in 1986. Dr. Johnstone served on the consulting board to Greenville National Bank from 1995 until 1998, when it was acquired by Regions Bank. He is on the board of directors of Allergy Partners, PA and is a past president of the Southeastern Asthma, Allergy, and Immunology Society.

        Keith J. Marrero, 45, Class I director, is the president and owner of AMI Architects, LLC, an architectural firm located in Greenville, South Carolina that was founded in 1988. Mr. Marrero is a previous advisory board member of BB&T. He graduated in 1983 from the University of Notre Dame with a bachelor’s degree in architecture. Mr. Marrero was appointed by former Governor David Beasley to the board of directors of the South Carolina Legacy Trust Fund. He is a member of the American Institute of Architects and the National Council of Architecture Registration board. He is licensed to practice architecture in the states of South Carolina, North Carolina, Louisiana, and Georgia. Mr. Marrero currently serves on the advisory board for the School of Architecture at the University of Notre Dame. He also serves on the board of directors of the YMCA, the University Center Board of Visitors, the Urban League, Upstate Forever, and the Community Foundation, and he is a member of the Greater Greenville Community Forum Steering Committee.

        James B. Orders, III, 52, Class II director, is the chairman of our board of directors. Since 1986, he has been the president of Park Place Corporation, a company engaged in the manufacture and sale of bedding and upholstered furniture to the wholesale market. Mr. Orders is chairman of Comfortaire Corporation and a director of Orders Realty Co., Inc., a real estate development and management company that is a wholly-owned subsidiary of Park Place Corporation. He attended Clemson University from 1970 until 1974. Mr. Orders is the past president of the International Sleep Products Association, past president of the Downtown Rotary Club, a past member of the advisory board of Greenville National Bank, and a past member of the advisory board of Carolina First Bank. In addition, he is a member of the Lay Christian Association Board.

    R. Arthur “Art” Seaver, Jr., 41, Class I director, is the president and chief executive officer of our company and our bank. He has over 19 years of banking experience. From 1986 until 1992, Mr. Seaver held various positions with The Citizens & Southern National Bank of South Carolina, including assistant vice president of corporate banking. From 1992 until February 1999, he was with Greenville National Bank, which was acquired by Regions Bank in 1998. He was the senior vice president in lending and was also responsible for managing Greenville National Bank’s deposits and borrowings prior to leaving to form Greenville First Bank. Mr. Seaver is a 1986 graduate of Clemson University with a bachelor’s degree in financial mangement and a 1999 graduate of the BAI Graduate School of Community Bank Management. He is currently on the board of the Palmetto Society for the United Way, the Community Bankers Council of the South Carolina Bankers Association, and the advisory board of the Junior League. Past organizations that he has worked with include Leadership Greenville, the Greenville Chamber of Commerce, the South Carolina Network of Business and Education Partnership, Junior Achievement, the Greenville Convention and Visitors Bureau, the United Way, and the First Presbyterian Church.

        William B. Sturgis, 70, Class II director, held various executive positions with W.R. Grace & Co. from 1984 until his retirement in 1997, including executive vice president of W.R. Grace’s worldwide packaging operations and president of its North American Cryovac Division. Mr. Sturgis graduated from Clemson University in 1957 with a degree in chemical engineering and is a graduate of the Advanced Management Program at Harvard. He is active with Clemson University, serving on the Foundation Board, the President’s Advisory Council, and the Engineering Advisory Board. He is also a board member of the Peace Center and a member of the Downtown Rotary Club and Presbyterian Community Foundation.

    J. Edward “Eddie” Terrell, 42, is an executive vice president of our bank. He is primarily responsible for marketing and deposit strategies. He has over 19 years of business and entrepreneurial experience. He was the co-founder and executive vice president of customer operations for NewSouth Communications, Inc. in Greenville, South Carolina from 1997 until 2003. Mr. Terrell was the executive vice president of customer operations for Corporate Telemanagement Group in Greenville, South Carolina from 1990 until 1995, when the company was acquired by LCI International. From 1995 until 1996, Mr. Terrell was the regional vice president for customer operations with LCI International. He is a 1984 graduate of The Citadel, with a bachelor’s degree in English, and attended the Graduate School of Banking at the University of Wisconsin-Madison in 2004. Since 1998, Mr. Terrell has been a private investor in several local businesses. He serves on the advisory board of the Community Journals, LLC and is active at First Presbyterian Church and several local community organizations.

        Family Relationships. Dr. Randolph G. Johnston, III is Fred Gilmer, Jr.‘s stepson and Fred Gilmer, III is Fred Gilmer Jr.‘s son. No other director has a family relationship with any other director or executive officer of the company.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

        The following table shows the cash compensation we paid to our chief executive officer and president for the years ended December 31, 2002 through 2004 and for all other executives who earned over $100,000 for the year ended 2004. The option amounts prior to November 2003 have been adjusted for the 3 for 2 stock split.

Summary Compensation Table

				Long Term
	Annual Compensation (1)			Compensation Awards
				Number of Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation
R. Arthur Seaver, Jr	2004	$154,067	$104,000	-	$13,293	(2)
President and Chief Executive	2003	148,717	81,000	-	12,137
Officer of the Company and	2002	137,004	60,000	-	8,510
the Bank
James M. Austin, III	2004	$133,542	$65,250	7,500	$13,916	(3)
Executive Vice President and	2003	123,187	50,500	7,500	12,996
Chief Financial Officer	2002	110,000	37,000	3,750	11,704
of the Company and the Bank
Fred Gilmer, III	2004	$113,958	$103,080	7,500	$13,916	(3)
Executive Vice President	2003	108,125	88,825	7,500	12,996
of the Bank	2002	93,000	57,600	6,000	9,460
J. Edward Terrell
Executive Vice President	2004	$125,000	$66,625	-	$7,416	(4)
of the Bank	2003	10,417	-	15,000	-

(1)	The named executive officers also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in any one fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive’s annual salary and bonus.
(2)	Includes 401K contributions of $5,877 and medical insurance premiums of $7,416.
(3)	Includes 401K contributions of $6,500 and medical insurance premiums of $7,416.
(4)	Includes medical insurance premiums of $7,416.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning the grant of stock options to our named executive officers during the year ended December 31, 2004.

	Number of Securities	Percent of Total
	Underlying Options	Granted to Employees	Exercise Price	Expiration
	Granted	in Fiscal Year	(Dollars per Share)	Date
James M. Austin, III	7,500	30.0%	$18.00	01/20/14
Fred Gilmer, III	7,500	30.0%	$18.00	01/20/14

        In 2004, in addition to the options shown in the above table, we also granted 10,500 options to employees pursuant to the Greenville First Bancshares, Inc. 2001 Stock Incentive Plan, approved by our board of directors and shareholders. Currently, there are a total of 397,199 options covered by the 2001 Stock Incentive Plan, including 252,250 options that have been granted and are currently outstanding.

Aggregated Option Exercise and Year-end Option Values

	Number of Unexercised Securities		Value of Unexercised In-the-Money
	Underlying Options at Fiscal Year End (1)		Options at Fiscal Year End ($)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James M. Austin, III	21,563	15,938	$274,091	$108,784
Fred Gilmer, III	15,188	17,063	190,827	122,596
R. Arthur Seaver, Jr	69,000	17,250	893,090	223,273
J. Edward Terrell	3,750	11,250	14,475	43,425

(1)	All option amounts and options exercise prices have been adjusted for the 3 for 2 stock split.
(2)	The values shown equal the difference between the exercise price of the options and the closing market price ($19.61) of the underlying common stock at December 31, 2004. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. All options and warrants granted prior to December 31, 2002 are exercisable at $6.67 per share; options granted in 2002 are exercisable at $7.33 per share; options granted in 2003 are exercisable at $8.67, and options granted in 2004 are exercisable at $18.00.

Employment Agreements

        We have entered into an employment agreement with Art Seaver on July 27, 1999, for an annually renewing three-year term, pursuant to which he serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. As of April 5, 2005, Mr. Seaver receives an annual salary of $165,000, plus his yearly medical insurance premium. He also receives an annual increase in his salary equal to the previous year’s salary times the increase in the Consumer Price Index during the previous year. The board of directors may increase Mr. Seaver’s salary above this level, but not below it. He is eligible to receive an annual bonus of up to 5% of the net pre-tax income of our bank, if the bank meets performance goals set by the board. He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. Mr. Seaver was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in offering, or 86,250 shares (adjusted for the 3 for 2 stock split). These options vest over a five-year period beginning on the first anniversary of the bank’s opening and have a term of 10 years. Additionally, Mr. Seaver participates in the bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

    Mr. Seaver’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within radius of 30 miles from the main office of the company or any branch office of the company, (b) solicit customers of the bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the bank for employment. If Mr. Seaver terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of the company, he will be entitled to severance compensation of his then-current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

        We also entered into employment agreements on April 1, 2004 with Jim Austin to serve as chief financial officer and an executive vice president our company and the bank, Fred Gilmer, III to serve as an executive vice president of the bank, and Eddie Terrell to serve as an executive vice president of the bank. Each agreement has a term ending on January 31, 2006. At the end of January 2005 and on the last day of January each year thereafter, the term will be extended by one year so that the remaining term will continue to be two years. As of April 5, 2005, Messrs. Austin, Gilmer, and Terrell are paid salaries of $143,000, 121,000, and $131,000, respectively, which may be increased annually by the board of directors. They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs. In addition, each is entitled to receive either an automobile owned or leased by us or an automobile allowance of $500 per month.

        Each employment agreement also provides that during the term of employment and for a period of 12 months following termination, Messrs. Austin, Gilmer, and Terrell may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees. If Messrs. Austin, Gilmer, or Terrell terminate their employment for good reason or if they are terminated following a change in control of our company, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Director Compensation

        In 2004, we paid each of our 10 outside directors $300 for each board meeting they attended and $200 for each committee meeting they attended. Beginning in 2005, we plan to pay our outside directors $400 for each board meeting they attend and $400 for each committee meeting they attend.

Security Ownership of Certain
Beneficial Owners and Management

General

        The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 1, 2005. Unless otherwise indicated, the mailing address for each beneficial owner is care of Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, South Carolina 29607.

	Number of	Right	Percentage of
	Shares Owned(1)	to	Beneficial
Name	Owned	Acquire(2)	Ownership(3)
James M. Austin, III	15,500	27,188	1.60%
Andrew B. Cajka, Jr	15,000	7,500.85%
Mark A. Cothran	42,975	22,500	2.45%
Leighton M. Cubbage	125,700	60,000	6.86%
Anne S. Ellefson	8,700	—	.33%
David Ellison	14,878	—	.56%
Fred Gilmer, Jr	25,950	27,975	2.02%
Fred Gilmer, III	3,000	21,375.91%
Tecumseh Hooper, Jr	19,500	11,250	1.16%
Rudolph G. Johnstone, III	15,900	7,950.90%
Keith J. Marrero	300	—	.01%
James B. Orders, III	40,450	15,000	2.08%
R. Arthur Seaver, Jr	18,000	95,250	4.13%
William B. Sturgis	8,962	45,000	2.00%
J. Edward Terrell	4,130	—	.16%
All directors and executive officers
as a group (15 persons)	358,945	340,988	23.42%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options and warrants but does not include any unvested stock options or warrants. Each of the following directors served as an organizer of our bank: Andrew B. Cajka, Jr., Mark A. Cothran, Leighton M. Cubbage, Fred Gilmer, Jr., Tee Hooper, Jr., Trip Johnstone, III, Keith J. Marrero, James B. Orders, III, Art Seaver, and William B. Sturgis. Each of these directors received a warrant to purchase one share of common stock at a purchase price of $6.67 per share for every two shares purchased by that individual in our initial public offering as compensation for the risks taken in forming the bank, including their personal guarantees of the original line of credit. These warrants cover an aggregate of 191,175 shares and are exercisable until January 10, 2010. For Jim Austin, Fred Gilmer, Jr., Fred Gilmer, III, and Art Seaver, the right to acquire column also includes employee stock options to purchase 27,188 shares, 15,000 shares, 21,375 shares, and 69,000 shares, respectively.

(3)	For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. The calculations are based on 2,967,994 shares of common stock outstanding on April 1, 2005.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2004, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Leighton Cubbage.

        We have adopted a set of corporate governance principles which states that each director is expected to attend all annual shareholders’ meetings. The board recognizes that occasionally conflicts may arise that will prevent a director from attending an annual shareholders’ meeting. However, each director should make every reasonable effort to keep such absences to a minimum. There were 10 of the 12 directors present at the 2004 annual meeting of shareholders.

        Our board of directors has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, South Carolina 29607. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

        The company’s board of directors has appointed four committees, including an audit, personnel, nominating, and finance committee. The audit committee is composed of Mr. Cajka, Mr. Hooper, Ms. Ellefson, Mr. Marrero, Mr. Sturgis, and Mr. Cubbage. Each of these members is considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The audit committee met four times in 2004.

        None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

        Although none of the members of our audit committee qualify as “financial experts” as defined in the SEC rules, each of our audit committee members has made valuable contributions to the company and its shareholders as members of the audit committee. The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

        The audit committee functions are set forth in its charter, which was adopted on September 19, 2000 and amended on June 15, 2004. A copy of the audit charter is attached hereto as Appendix A to our proxy statement. The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports it findings to the board of directors.

Other Committees

        Our personnel committee is composed of Mr. Sturgis, Mr. Cothran, Mr. Cubbage, Dr. Johnstone, Mr. Ellison, and Mr. Marrero. The personnel committee met three times in 2004. The personnel committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers. The personnel committee reviews all benefit plans and annually reviews the performance of the chief executive officer.

        The finance committee is composed of Mr. Orders, Mr. Cajka, Mr. Cothran, Ms. Ellefson, Mr. Ellison, Mr. Gilmer, Mr. Hooper, Dr. Johnstone and Mr. Seaver. The finance committee met 12 times in 2004. The finance committee has the responsibility of reviewing the loan policy, investment policy, and the bank’s asset/liability structure.

        The nominating committee is composed of Mr. Cubbage, Ms. Ellison, Mr. Orders and Mr. Sturgis. Each of these members is considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The nominating committee met once in 2004. The nominating committee recommends nominees for election to the Board. On June 15, 2004, the company adopted a formal nominating committee charter, a copy of which is available on our website at www.greenvillefirst.com.

        For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

        Any shareholder may recommend the nomination of any person to serve on the Board. Our policy is to require a shareholder to submit the name of the person to the secretary of the Company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The nominating committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

o	educational background, work experience, business acumen,
o	ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,
o	previous service on boards (particularly of public companies),
o	willingness and ability to devote time and energy to the duties of a director,
o	a desire and ability to help enhance shareholder value,
o	reputation in the community,
o	character,
o	whether the nominee has any history of criminal convictions or violation of SEC rules,
o	actual or potential conflicts of interest, and
o	any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

        The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

        In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the bylaws of the company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the nominating committee. Candidates may come to the attention of the nominating committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons. The nominating committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the company on the same basis as candidates recommended by any other person.

        The company does not pay a third party to assist in identifying and evaluating candidates.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members Mr. Cajka, Mr. Hooper, Ms. Ellefson, Mr. Marrero, Mr. Sturgis, and Mr. Cubbage.

Independent Certified Public Accountants

        Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2004. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The audit committee is in the process of evaluating various audit firms to determine which firm to recommend to the board of directors for the fiscal year ending December 31, 2005. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2004 and 2003:

	Years Ended December 31,
	2004	2003
Audit Fees	$30,000	$23,800
Audit-Related Fees	52,155	-
Tax Fees	3,300	3,300
All Other Fees	-	-

Total	$85,455	$27,100

Audit Fee
        This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2004 and 2003 fiscal years for the audit of the company’s consolidated annual financial statements and quarterly reports on Form 10-QSB.

Audit-Related Fee
        This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2004 and 2003. The services performed in 2004 relate primarily to audit procedures performed in conjunction with the SEC filing related to the Company’s secondary offering.

Tax Fees
        This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees
        Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee has delegated approval of non-audit services and fees to the chairman of the audit committee provided that the estimated fee for any such proposed service does not exceed $15,000. The chairman is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

Certain Relationships and Related Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

        We leased our bank’s main facility from Halton Properties, LLC for a term of 20 years beginning in 2001. The lease requires us to make a $29,344 monthly payment for the next year. Mark A. Cothran, one of our directors, is the owner of Halton Properties, LLC. We have conducted two separate appraisals of the lease and the property and believe that the terms of the proposed lease are on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties.

        The bank also has a land lease with Mr. Cothran, a director, on property to be used for a future branch site, with monthly payments of $4,804. We believe that the lease payments represent market costs no greater than those that could have been obtained from an unaffiliated third party.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2004.

Code of Ethics

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

        We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Greenville First Bancshares, Inc., 112 Haywood Road, Greenville, South Carolina 29607.

Shareholder Proposals for the 2006 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2006 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 9, 2005. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 15, 2005

Appendix A

Greenville First Bancshares, Inc.
Audit Committee Charter

        The Board of Directors of the Company has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

        Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

        The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.

        Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.	Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.	Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.	On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.	Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.	Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.	Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve nonaudit services to one or more designated Audit Committee members. The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.	In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls. Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.	Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company. Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.	Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company. Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.	Review and approve all significant proposed accounting changes.

11.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.” Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.	Investigate any matter which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.	Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

17.	Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.	Review with the Chief Executive Officer/President, the Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations. Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

19.	Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information. Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

20.	At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

21.	Ensure the rotation of the audit partners as required by law. At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

22.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

24.	Reviews related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts.

Audit Committee Activities

1.	The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine.

2.	Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.	The Audit Committee is authorized to employ and consult with accountants, attorneys and other professionals to assist it.

4.	The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.	The Audit Committee shall have unlimited access to all employees, books and records of the Company.

6.	The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

8.	Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

        The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of the Audit Committee’s Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY SOLICITED FOR THE ANNUAL MEETING
OF SHAREHOLDERS OF
GREENVILLE FIRST BANCSHARES, INC.
to be held on May 17, 2005

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints R. Arthur Seaver, Jr. and James B. Orders, each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Greenville First Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the company’s main office at 112 Haywood Road, Greenville, South Carolina, at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “for” Proposal No. 1 to elect the four identified Class III directors to serve on the board of directors for three-year terms.

1.        PROPOSAL to elect the four identified Class III directors to serve for three-year terms.

Andrew B. Cajka
Anne S. Ellefson
Fred Gilmer, Jr.
Tecumseh Hooper, Jr.

[ ]	FOR all nominees	[ ]	WITHHOLD AUTHORITY
	listed (except as marked to		to vote for all nominees
the contrary)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below.)

Dated:_______________________, 2005	Dated:_______________________, 2005

____________________________	____________________________
Signature of Shareholder(s)	Signature of Shareholder(s)

____________________________	____________________________
Please print name clearly	Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.